UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  NOVEMBER 16, 2009  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                                     0-27182                  25-1624305
    (State or other jurisdiction                          (Commission File         IRS Employer
           of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 8.01 Other Events

Accredited Business Consolidators Corp. (trading as the Italian Oven Inc. on the Pink Sheets:  IOVE) received notification from the Pennsylvania Secretary of State that its subsidiary Accredited Consolidators Europe PLC was accepted as a foreign corporation.  This registration allows the subsidiary to meet the requirements of its domestic financial institution to open an account.  IOVE will open the account this week, to be funded with the equivalent of 65,000 British Pounds, so that it may obtain the appropriate certificate from Companies House in the United Kingdom for the public limited corporation to commence trading.

IOVE received notification from the Pennsylvania Secretary of State that Accredited Suppliers Corp. was accepted as a domestic corporation.  This registration allows the company's subsidiary to begin its business model of exporting auto parts and printing supplies to Central America.  Accredited Suppliers Corp., over 80% owned by IOVE, will apply for a wholesalers license in Pennsylvania.  However, the license is not necessary to begin operations and IOVE expects Accredited Suppliers Corp. to make its first purchase of auto parts for export within thirty days.

IOVE also submitted the paperwork for Accredited Hospitality Group, Inc., but it did not receive notification that the documents were accepted by the Pennsylvania Secretary of State.  IOVE is presently investigating the situation to determine what, if anything, caused the delay.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 16, 2009

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

Twitter:  accreditedbiz

fax:  1-267-371-5168